Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Second Quarter Financial Results with Record Quarterly Revenue and Adjusted EBITDA(1) and Revises Upwards 2024 Financial Guidance Ranges

•	Total Company Revenue increased 13.9% to $459.7 million in the second quarter of 2024 from $403.7 million in the second quarter of 2023; Revenue from the Digital Health reportable segment (inclusive of intersegment revenue) increased 36.4% to $15.8 million in the second quarter of 2024 from $11.6 million in the second quarter of 2023
•	Digital Health Revenue growth resulted in part from a $3.2 million (or 136.6%) increase in AI Revenue, which climbed to $5.6 million during the second quarter of 2024 from $2.4 million in the second quarter of 2023
•	Total Company Adjusted EBITDA(1) was $72.3 million in the second quarter of 2024 as compared with $60.4 million in the second quarter of 2023, an increase of 19.7%; Digital Health reportable segment Adjusted EBITDA(1) increased 135.2% to $3.3 million in the second quarter of 2024 from $1.4 million in the second quarter of 2023
•	Total Company Adjusted EBITDA(1) margins increased by 76 bps to 15.7% in the second quarter of 2024 as compared with 15.0% in the second quarter of 2023
•	Adjusting for unusual or one-time items in the quarter, Adjusted Diluted Earnings Per Share(3) was $0.16 for the second quarter of 2024; This compares with Adjusted Earnings Per Share(3) of $0.10 for the second quarter of 2023
•	Aggregate procedural volumes increased 9.2% and same-center procedural volumes increased 6.1% compared with the second quarter of 2023
•	Completed a successful refinancing of our senior secured Term Loan and Revolver, reducing borrowing costs, extending maturities and funding approximately $168 million of additional cash to the balance sheet
•	As of June 30, 2024, we had a cash balance of $741.7 million and Net Debt to Adjusted EBITDA(1) ratio of 1.1
•	Previously announced acquisition of six American Health Imaging centers in Houston was completed on June 1, 2024; RadNet has begun the integration of these centers into the previously purchased Houston Medical Imaging operations
•	RadNet revises full-year 2024 guidance levels to increase Revenue, Adjusted EBITDA(1) and Free Cash Flow(2) ranges

LOS ANGELES, California, August 7, 2024 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 398 owned and operated outpatient imaging centers, today reported financial results for its second quarter of 2024.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “Both the Imaging Center and Digital Health reportable operating segments demonstrated strong growth and achieved record quarterly results. Total Company Revenue grew 13.9% as compared with last year’s second quarter to a record $459.7 million. The Digital Health segment Revenue of $15.8 million increased 36.4% from last year’s same quarter. The strong growth in Digital Health was, in part, driven by the AI businesses, whose Revenue increased 136.6% as compared with last year’s second quarter, mainly from the continuing success of the rollout of the Enhanced Breast Cancer Detection (EBCD) DeepHealth AI-powered screening mammography program.”

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“Improved reimbursement from commercial and capitated payors, continued strong demand for advanced imaging modalities, the growth of the Digital Health businesses and effective cost controls resulted in an increase to Adjusted EBITDA(1) margins. Total Company EBITDA(1) margin of 15.7% during this second quarter increased by 76 basis points over last year’s second quarter.” added Dr. Berger.

Dr. Berger continued, “Including the recently announced joint venture with Providence Health System, a recent expansion of the Ventura County, California partnership with Dignity Health and certain new de novo centers we have opened within existing joint ventures, as of the end of this second quarter, we had 149 of our 398 centers (or 37.4%) held in partnership with leading health systems. These partnerships allow us to play a more integral role within the local healthcare communities we serve by increasing access, disseminating new technologies and improving the quality of patient care.”

“Given the positive trends we continue to experience in virtually all aspects of our business and the strong financial performance of the second quarter, we are revising upwards certain guidance levels in anticipation of financial results that we believe will exceed both our original expectations and the amendments we made to the guidance ranges upon releasing our first quarter 2024 results in May. We have increased 2024 guidance ranges for Revenue, Adjusted EBITDA(1) and Free Cash Flow(2),” added Dr. Berger.

Dr. Berger continued, “In response to high demand and patient backlogs in many of RadNet’s local markets, we continue to pursue expanding capacity through the development and construction of new imaging centers. We anticipate opening approximately six new centers by year end 2024 and an additional 15 centers in 2025. Approximately half of these new centers will be within existing health system partnerships. Within Digital Health, but for Houston, we are substantially complete with implementing the EBCD program. Continued development of the DeepHealth OS technology platform places us on-track towards beginning implementation within RadNet in the coming months and within external customers as early as the first quarter of 2025. The DeepHealth OS integrates generative AI capabilities to help us and external customers automate and drive efficiencies for many of the back-office and support functions involved with running imaging centers.”

“RadNet’s balance sheet continues to strengthen. In April, we completed a successful refinancing of our term loan and revolving line of credit, resulting in a reduction of interest rates, an extension of maturities and the funding of additional cash to the balance sheet of approximately $168 million. At quarter end, we had a cash balance of $741.7 million, and our leverage ratio of Net Debt to Adjusted EBITDA(1) was at a record low, slightly above 1.0,” concluded Dr. Berger.

Second Quarter Financial Results

For the second quarter of 2024, RadNet reported Total Company Revenue of $459.7 million and Adjusted EBITDA(1) of $72.3 million. Revenue increased $56.0 million (or 13.9%) and Adjusted EBITDA(1) increased $11.9 million (or 19.7%) as compared with the second quarter of 2023.

For the second quarter of 2024, RadNet reported Digital Health Revenue (inclusive of intersegment revenue) of $15.8 million and Adjusted EBITDA(1) of $3.3 million. Revenue increased $4.2 million (or 36.4%) and Adjusted EBITDA(1) increased $1.9 million (or 135.2%) as compared with the second quarter of 2023. Digital Health Revenue and Adjusted EBITDA(1) growth was due in part from a $3.2 million (or 136.6%) increase in AI Revenue, which climbed to $5.6 million during the second quarter of 2024.

Unadjusted for unusual or one-time items impacting the second quarter, Total Company Net Loss for the second quarter of 2024 was $3.0 million as compared with a Total Company Net Income of $8.4 million for the second quarter of 2023. Net Loss Per Share for the second quarter of 2024 was $(0.04), compared with a Net Income per share of $0.12 in the second quarter of 2023, based upon a weighted average number of diluted shares outstanding of 73.4 million shares in 2024 and 60.9 million shares in 2023.

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There were a number of unusual or one-time items impacting the second quarter including: $1.9 million of non-cash loss from interest rate swaps; $5.6 million of non-cash interest expense related to extraordinary interest rate swap Other Comprehensive Income amortization, $0.8 million expense related to leases for de novo facilities under construction that have yet to open their operations; $8.8 million of debt restructuring and extinguishment expenses related to the April 2024 successful debt refinancing transaction; and $3.3 million of non-capitalized research and development expenses related to the DeepHealth Cloud OS and generative AI. Adjusting for the above items, Total Company Adjusted Earnings(3) was $12.0 million and diluted Adjusted Earnings Per Share(3) was $0.16 during the second quarter of 2024. This compares with Total Company Adjusted Earnings(3) of $5.9 million and diluted Adjusted Earnings Per Share(3) of $0.10 during the second quarter of 2023.

For the second quarter of 2024, as compared with the prior year’s second quarter, MRI volume increased 16.0%, CT volume increased 14.8% and PET/CT volume increased 20.4%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 9.2% over the prior year’s second quarter. On a same-center basis, including only those centers which were part of RadNet for both the second quarters of 2024 and 2023, MRI volume increased 11.7%, CT volume increased 9.9% and PET/CT volume increased 13.7%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 6.1% over the prior year’s same quarter

Six Month Financial Results

For the first six months of 2024, RadNet reported Total Company Revenue of $891.4 million and Adjusted EBITDA(1) of $130.8 million. Revenue increased $97.1 million (or 12.2%) and Adjusted EBITDA(1) increased $22.2 million (or 20.4%) as compared with the first six months of 2023.

For the first six months of 2024, RadNet reported Digital Health Revenue (inclusive of intersegment revenue) of $30.5 million and Adjusted EBITDA(1) of $6.8 million. Revenue increased $7.8 million (or 34.4%) and Adjusted EBITDA(1) increased $5.4 million (or 381.5%) as compared with the first six months of 2023. Digital Health Revenue and Adjusted EBITDA(1) growth was due in part to a $5.8 million (or 128.2%) increase in AI Revenue, which climbed to $10.3 million during the six month period of 2024.

Unadjusted for one-time or unusual items, Total Company Net Loss for the first six months of 2024 was $5.8 million as compared with a Total Company Net Loss of $12.6 million for the first six months of 2023. Net Loss Per Share for the six month period of 2024 was $(0.08), compared with a Net Loss per share of $(0.21) in the six month period of 2023, based upon a weighted average number of diluted shares outstanding of 71.8 million shares in 2024 and 59.2 million shares in 2023.

2024 Guidance Update

RadNet amends its previously announced guidance levels as follows:

Imaging Center Segment

	Original Guidance Range	Revised Guidance Range After Q1 Results	Revised Guidance Range After Q2 Results
Total Net Revenue	$1,650 - $1,700 million	$1,675 - $1,725 million	$1,685 - $1,735 million
Adjusted EBITDA(1)	$250 - $260 million	$255 - $265 million	$257 - $267 million
Capital Expenditures(a)	$125 - $135 million	$130 - $140 million	$135 - $145 million
Cash Interest Expense(b)	$40 - $45 million	$37 - $42 million	$32 - $37 million
Free Cash Flow (2)	$65 - $75 million	$68 - $78 million	$72 - $80 million

(a)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests and New Jersey Imaging Network capital expenditures.
(b)	Includes payments to and from counterparties on interest rate swaps and nets interest income from our cash balance recorded in Other Income.

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Digital Health Segment

	Original Guidance Range	Revised Guidance Range After Q1 Results	Revised Guidance Range After Q2 Results

Total Net Revenue (inclusive of intersegment revenue)	$60 - $70 million	$60 - $70 million	$60 - $70 million

Adjusted EBITDA(1) Before Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$12 - $14 million	$13 - $15 million	$13 - $15 million

Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$11 - $13 million	$12 - $14 million	$12 - $14 million

Capital Expenditures	$3 - $5 million	$3 - $5 million	$3 - $5 million

Free Cash Flow(2) Before Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$8 - $10 million	$8 - $10 million	$8 - $10 million

Free Cash Flow(2) After Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$(2) - $(5) million	$(2) - $(5) million	$(2) - $(5) million

“We have increased guidance ranges of our core Imaging Center reporting segment for Revenue and Adjusted EBITDA(1). Furthermore, despite increasing the Capital Expenditures guidance range by $5 million, we are expecting Free Cash Flow(2) to be higher for the year. This is the result of the projected increase in Adjusted EBITDA(1) and lower Cash Interest Expense. With respect to the Digital Health reportable segment, we remain on track to meet our original guidance levels.”

Conference Call for Tomorrow

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its second quarter 2024 results on Thursday, August 8th, 2024 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Conference Call Details:

Date: Thursday, August 8, 2024

Time: 10:30 a.m. Eastern Time

Dial In-Number: 844-826-3035

International Dial-In Number: 412-317-5195

It is recommended that participants dial in approximately 5 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at https://viavid.webcasts.com/starthere.jsp?ei=1680804&tp_key=197206db18 or http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 10191154.

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About RadNet, Inc.

RadNet, Inc., is the leading national provider of freestanding, fixed-site diagnostic imaging services and related information technology solutions (including artificial intelligence) in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 398 owned and/or operated outpatient imaging centers. RadNet's markets include Arizona, California, Delaware, Florida, Maryland, New Jersey, New York and Texas. Together with affiliated radiologists, inclusive of full-time and per diem employees and technologists, RadNet has a total of over 10,000 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are expressions of our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, and anticipated future conditions, events and trends. Forward-looking statements can generally be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements in this press release include, among others, statements about our anticipated business results, balance sheet and liquidity and our future liquidity, burn rate and our continuing ability to service or refinance our current indebtedness.

Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	the availability and terms of capital to fund our business;
•	our ability to service our indebtedness, make principal and interest payments as those payments become due and remain in compliance with applicable debt covenants, in addition to our ability to refinance such indebtedness on acceptable terms;
•	changes in general economic conditions nationally and regionally in the markets in which we operate;
•	the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities;
•	our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so;
•	our ability to acquire, develop, implement and monetize technology, digital health initiatives, artificial intelligence algorithms and applications;
•	volatility in interest and exchange rates, or credit markets;
•	the adequacy of our cash flow and earnings to fund our current and future operations;
•	changes in service mix, revenue mix and procedure volumes;
•	delays in receiving payments for services provided;
•	increased bankruptcies among our partner physicians or joint venture partners;
•	the impact of the political environment and related developments on the current healthcare marketplace and on our business, including with respect to the future of the Affordable Care Act;
•	the extent to which the ongoing implementation of healthcare reform, or changes in or new legislation, regulations or guidance, enforcement thereof by federal and state regulators or related litigation result in a reduction in coverage or reimbursement rates for our services, or other material impacts to our business;

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•	closures or slowdowns and changes in labor costs and labor difficulties, including stoppages affecting either our operations or our suppliers' abilities to deliver supplies needed in our facilities;
•	the occurrence of hostilities, political instability or catastrophic events;
•	the emergence or reemergence of and effects related to future pandemics, epidemics and infectious diseases; and
•	noncompliance by us with any privacy or security laws or any cybersecurity incident or other security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information.

Any forward-looking statement contained in this current report is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of changed circumstances, new information, future developments or otherwise, except as required by applicable law.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	June 30, 2024	December 31, 2023
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and Cash equivalents	$741,679	$342,570
Accounts receivable	195,288	163,707
Due from affiliates	29,221	25,342
Prepaid expenses and other current assets	38,536	47,657
Total current assets	1,004,724	579,276
PROPERTY, EQUIPMENT AND RIGHT-OF-USE ASSETS
Property and equipment, net	652,882	604,401
Operating lease right-of-use assets	624,081	596,032
Total property, equipment and right-of-use assets	1,276,963	1,200,433
OTHER ASSETS
Goodwill	708,980	679,463
Other intangible assets	84,049	90,615
Deferred financing costs	2,505	1,643
Investment in joint ventures	100,844	92,710
Deposits and other	51,358	46,333
Total Assets	$3,229,423	$2,690,473

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$353,898	$342,940
Due to affiliates	32,375	15,910
Deferred revenue	4,462	4,647
Current operating lease liability	59,251	55,981
Current portion of notes payable	24,215	17,974
Total current liabilities	474,201	437,452
LONG-TERM LIABILITIES
Long-term operating lease liability	632,385	605,097
Notes payable, net of current portion	1,002,392	812,068
Deferred tax liability, net	17,471	15,776
Other non-current liabilities	10,134	6,721
Total liabilities	2,136,583	1,877,114
EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $0.0001 par value, 200,000,000 shares authorized; 73,968,042 and 67,956,318 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	7	7
Additional paid-in-capital	974,355	722,750
Accumulated other comprehensive loss	(8,057)	(12,484)
Accumulated deficit	(85,339)	(79,578)
Total RadNet, Inc.'s Stockholders' equity:	880,966	630,695
Noncontrolling interests	211,874	182,664
Total Equity	1,092,840	813,359
Total liabilities and equity	$3,229,423	$2,690,473

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(IN THOUSANDS EXCEPT FOR SHARE AND PER SHARE DATA)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

REVENUE
Service fee revenue	$422,745	$363,918	$819,934	$716,338
Revenue under capitation arrangements	36,969	39,797	71,487	77,941
Total service revenue	459,714	403,715	891,421	794,279
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	389,724	345,147	777,313	697,012
Depreciation and amortization	34,475	32,180	66,843	63,495
Loss (gain) on sale and disposal of equipment and other	401	77	587	656
Severance costs	268	1,870	493	2,004
Total operating expenses	424,868	379,274	845,236	763,167
INCOME (LOSS) FROM OPERATIONS	34,846	24,441	46,185	31,112
OTHER INCOME AND EXPENSES
Interest expense	26,082	16,039	42,349	31,761
Equity in earnings of joint ventures	(3,389)	(1,423)	(7,713)	(2,851)
Non-cash change in fair value of interest rate hedge	1,890	(4,159)	674	(66)
Debt restructuring and extinguishment expenses	8,762	–	8,762	–
Other expenses (income)	(7,900)	40	(10,834)	1,472
Total other (income) expenses	25,445	10,497	33,238	30,316
INCOME (LOSS) BEFORE INCOME TAXES	9,401	13,944	12,947	796
Provision for income taxes	(2,456)	614	(592)	(521)
NET INCOME (LOSS)	6,945	14,558	12,355	275
Net income (loss) attributable to noncontrolling interests	9,927	6,189	18,116	12,911
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(2,982)	$8,369	$(5,761)	$(12,636)

BASIC NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.04)	$0.14	$(0.08)	$(0.21)

DILUTED NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.04)	$0.12	$(0.08)	$(0.21)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	73,419,124	59,880,803	71,795,080	59,221,453
Diluted	73,419,124	60,916,985	71,795,080	59,221,453

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS

(IN THOUSANDS)

(unaudited)

	Six Months Ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$12,355	$275
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	66,843	63,495
Amortization of operating lease assets	30,006	31,601
Equity in earnings of joint ventures	(6,713)	6,096
Amortization deferred financing costs and loan discount	1,541	1,494
Loss (Gain) on sale and disposal of equipment	587	656
Loss on extinguishment of debt	2,080	–
Amortization of cash flow hedge	7,256	1,844
Non-cash change in fair value of interest rate hedge	674	(66)
Stock-based compensation	16,645	17,055
Change in fair value of contingent consideration	1,974	3,098
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(31,581)	(8,124)
Other current assets	5,242	4,703
Other assets	(5,553)	(6,590)
Deferred taxes	1,791	(2,249)
Operating lease liability	(27,707)	(28,582)
Deferred revenue	(185)	1,033
Accounts payable, accrued expenses and other	57,835	14,952
Net cash provided by operating activities	133,090	100,691

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities and other acquisitions	(32,771)	(10,315)
Purchase of property and equipment and other	(104,095)	(95,380)
Proceeds from sale of equipment	9	73
Equity contributions in existing and purchase of interest in joint ventures	(1,421)	(288)
Net cash used in investing activities	(138,278)	(105,910)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(2,624)	(1,052)
Payments on Term Loan Debt	(682,438)	(7,376)
Proceeds from issuance of new debt, net of issuing costs	863,869	–
Contribution from noncontrolling interests	4,169	–
Payments on contingent consideration	(3,614)	–
Distributions paid to noncontrolling interests	(2,423)	(3,523)
Proceeds from sale of economic interests in majority owned subsidiary, net of taxes	8,713	–
Proceeds from issuance of common stock	218,385	246,202
Proceeds from issuance of common stock upon exercise of options	367	51
Net cash provided by financing activities	404,404	234,302

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(107)	(266)
NET DECREASE IN CASH AND CASH EQUIVALENTS	399,109	228,817
CASH AND CASH EQUIVALENTS, beginning of period	342,570	127,834
CASH AND CASH EQUIVALENTS, end of period	741,679	356,651

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$34,203	$39,301
Cash paid during the period for income taxes	$705	$201

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RADNET, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA

(IN THOUSANDS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Net income (loss) attributable to Radnet, Inc. common stockholders	$(2,982)	$8,369	$(5,761)	$(12,636)
Income taxes	2,456	(614)	592	521
Interest expense	26,082	16,039	42,349	31,761
Severance costs	268	1,870	493	2,004
Depreciation and amortization	34,475	32,180	66,843	63,495
Non-cash employee stock-based compensation	4,749	4,871	16,646	17,056
Loss (gain) on sale and disposal of equipment and other	401	77	587	656
Non-cash change in fair value of interest rate hedge	1,890	(4,159)	674	(66)
Other expenses (income)	(7,900)	40	(10,834)	1,472
Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	3,317	–	6,632	–
Loss (gain) on extinguishment of debt and related expenses	8,762	–	8,762	–
Non-cash change to contingent consideration	–	1,014	1,974	2,630
Non-operational rent expenses	809	759	1,832	1,718

Adjusted EBITDA Including EBITDA from Digital Health	$72,327	$60,446	$130,789	$108,611

EBITDA from Digital Health	3,269	1,390	6,789	1,410

Adjusted EBITDA excluding EBITDA from Digital Health	$69,058	$59,056	$124,000	$107,201

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PAYMENTS BY PAYOR CLASS

Second Quarter
2024

Commercial Insurance	58.5%
Medicare	22.1%
Capitation	8.0%
Medicaid	2.4%
Workers Compensation/Personal Injury	2.4%
Other*	6.5%
Total	100.0%

* Includes management fee, teleradiology and Digital Health financial reporting unit revenue.

PAYMENTS BY MODALITY

	Second Quarter	Full Year	Full Year	Full Year
	2024	2023	2022	2021

MRI	37.2%	36.8%	36.8%	36.0%
CT	15.8%	16.8%	17.5%	17.2%
PET/CT	7.1%	6.4%	5.8%	5.5%
X-ray	6.2%	6.5%	6.7%	3.9%
Ultrasound	13.9%	12.9%	12.6%	12.7%
Mammography	16.1%	16.0%	15.3%	16.1%
Nuclear Medicine	1.0%	0.8%	0.9%	1.0%
Other	2.7%	3.9%	4.5%	4.6%
	100.0%	100.0%	100.0%	100.0%

PROCEDURES BY MODALITY*

	Second Quarter	Second Quarter
	2024	2023

MRI	449,781	387,619
CT	269,939	235,138
PET/CT	18,107	15,036
Nuclear Medicine	9,610	9,463
Ultrasound	664,043	620,660
Mammography	483,510	450,747
X-ray and Other	890,814	832,719
Total	2,785,804	2,551,382

* Volumes include wholy owned and joint venture centers.

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RADNET, INC. AND SUBSIDIARIES

SCHEDULE OF ADJUSTED EARNINGS AND EARNINGS PER SHARE (3)

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended June 30,
	2024	2023(iv)

NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	(2,982)	$8,369

Add/Subtract non-cash change in fair value of interest rate swaps (i)	1,890	(4,159)
Non-cash interest expense from extraordinary interest rate swap OCI amortization	5,559	–
Non-operational rent expenses (iii)	809	759
Contingent consideration	–	1,014
Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	3,317	–
Debt restructing and extinguishment expenses (v)	8,762	–
Total adjustments - loss (gain)	20,337	(2,386)
Subtract tax impact of Adjustments (ii)	(5,308)	(105)
Tax effected impact of adjustments	15,029	(2,491)

TOTAL ADJUSTMENT TO NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS	15,029	(2,491)

ADJUSTED NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	12,047	5,878

WEIGHTED AVERAGE SHARES OUTSTANDING
Diluted	74,944,366	60,916,985

ADJUSTED DILUTED NET INCOME PER SHARE
ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	0.16	$0.10

(i)	Impact from the change in fair value of the swpas during the quarter. Excludes the recurring amortization of the accumulation of the changes in fair value out of Other Comprehensive Income that existed prior to the hedges becoming ineffective.
(ii)	Tax effected using 26.1% and (4.40)% blended federal and state effective tax rate for the second quarter of 2024 and 2023, respectively.
(iii)	Represents rent expense associated with de novo sites under construction prior to them becoming operational.
(iv)	Restated from what was presented in 2023 to include the losses of the AI businesses (ie, not add the losses back to earnings as was the case in 2023). The restated Adjusted Earnings for 2023 is due to the fact that AI is no longer its own reportable operating segment and is now embedded in the Digital Health reportable operating segment.
(v)	Extraordinary expense related to the Company's successful April 2024 debt refinancing transaction.

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Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest Expense. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(3) The Company defines Adjusted Earnings (Loss) Per Share as net income or loss attributable to RadNet, Inc. common stockholders and excludes losses or gains on the disposal of equipment, loss on debt extinguishments, bargain purchase gains, severance costs, loss on impairment, loss or gain on swap valuation, gain on extinguishment of debt, unusual or non-recurring entries that impact the Company’s tax provision and any other non-recurring or unusual transactions recorded during the period.

Adjusted Earnings (Loss) Per Share is reconciled to its nearest comparable GAAP financial measure. Adjusted Earnings (Loss) Per Share is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance. Adjusted Earnings Per Share should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted Earnings Per Share should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted Earnings Per Share is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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